Exhibit 99.1

H&R Block, Inc. Announces Leadership Succession Plan

•	Jeffrey J. Jones II to Retire After Eight Years; Will Remain Strategic Advisor

•	Curtis Campbell, President of Global Consumer Tax and Chief Product Officer at Block, Named CEO-Elect

•	Appointment Comes After Rigorous Succession Planning Process

KANSAS CITY, Mo., August 11, 2025 – H&R Block, Inc. (NYSE: HRB) announced today that Jeffrey J. Jones II has informed the Board of Directors of his intention to retire as President and CEO of H&R Block on December 31, 2025, and will remain on the Board until such time. He will continue as a Strategic Advisor at the Company through September 2026. He will be succeeded by Curtis Campbell, currently Block’s President of Global Consumer Tax and Chief Product Officer, starting January 1, 2026.

Since becoming CEO of Block in 2017, Jones has spearheaded innovation to address changing consumer needs. The introduction of Upfront Transparent Pricing, as well as efforts under the Block Horizons strategy with a focus on Small Business Services, Spruce mobile banking, and the omnichannel tax experience, including AI Tax Assist, have helped to drive growth and relevance of the Block brand. In addition, under Jones’ leadership, the Company increased its quarterly dividend by 70% and repurchased approximately 40% of its shares outstanding, returning over $4.0 billion in capital to shareholders.  During his tenure, the Company’s stock price increased 123% and its market capitalization has grown from $5.5 billion to $7.4 billion.

“On behalf of the Board, I’d like to thank Jeff for his leadership in modernizing the Company’s culture and offerings and creating significant shareholder value over the last eight years,” said Board Chair Richard A. Johnson. “There’s no question he leaves the Company well-positioned for the future.”

“Leading H&R Block over the last eight years has been the honor of a lifetime,” said Jones. “With bold bets to drive growth, the creation of an extraordinary culture and more recently by embracing the potential of AI to augment the human help for which we are known, we have elevated the brand’s relevance and created significant shareholder value.”

Beyond his customer-focused initiatives, Jones launched highly successful community impact programs including Make Every Block Better, Fund Her Future, and A Fair Shot, all of which have bolstered the Company’s commitment to building connections among neighbors and supporting small business owners. Jones indicated that he is proud of the Company’s high-performing connected culture and record-high associate engagement, which has led to Block’s regular recognition on lists of best places to work and was featured in the 2024 Harvard Business School case study:  “Driving Transformation - Jeff Jones at H&R Block”.

Campbell’s selection follows a comprehensive succession-planning process. His appointment to succeed Jones as President and Chief Executive Officer, effective January 1, 2026, was unanimously supported by H&R Block’s Board of Directors.

“I am thrilled to pass the baton to Curtis, who joined Block in May 2024.  He has deep tax industry expertise and is a tremendous fit for Block’s culture. Curtis is uniquely positioned to continue driving our transformation and sustainable revenue growth” said Jones.

Johnson added: “This transition reflects the Board’s ongoing commitment to a rigorous, succession planning process focused on identifying the right leader for H&R Block’s next chapter, and it is a strong testament to our leadership team’s strength and capabilities that we have the right candidate in Curtis. We have the utmost confidence in him as he steps into the President and CEO role, and we look forward to working alongside him to deliver continued results and value for our customers, employees, and shareholders.”

Jones and Campbell will work closely to orchestrate a smooth leadership transition until January 1, 2026, when Campbell will assume the role of President and Chief Executive Officer and will join the Board as a director. Mr. Jones will continue to assist in the transition as a Strategic Advisor at the company until September 2026.

“I am honored to be chosen to lead this iconic brand and company, which I have deeply admired and respected for many years,” Campbell said. “Jeff’s vision and leadership transformed H&R Block into the remarkable company it is today, and his legacy will be felt for years to come. I am excited to lead our amazing team as we enter our next phase of growth and continue to deliver on our purpose: To provide help and inspire confidence in our clients and communities everywhere.”

About Curtis Campbell

Curtis Campbell has served as President, Global Consumer Tax and Chief Product Officer of H&R Block since May 2024. In this position, Campbell leads an enterprise-wide agenda to deliver customer-centric strategies and exceptional client and tax professional outcomes with a focus on achieving strong financial performance for the global consumer tax business. Campbell is also responsible for leading enterprise-wide product management excellence.

Prior to joining H&R Block, Campbell had a history of success in executive roles, including Managing Vice President-Consumer Auto at Capital One, Vice President-Product Management and Strategy at Intuit, and General Manager-Head of Product at Amazon Web Services. Immediately before joining H&R Block, he served as President and CEO of TaxAct, where, during his five-year tenure, he led the company through a dramatic transformation resulting in double-digit revenue growth.

He holds a bachelor’s degree in business administration from The Citadel and a Master of International Business degree from the University of South Carolina.

For more information about H&R Block, visit HRBlock.com.

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About H&R Block

H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time and be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.

For inquiries, please contact:

Media Relations:	Lexi Ryan, (816) 877-7076, lexi.ryan@hrblock.com
Media Desk: Mediadesk@hrblock.com

Investor Relations:	Jessica Hazel, (816) 904-9956, jessica.hazel@hrblock.com

Forward-Looking Statements

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